Exhibit 99.1

Lincoln Educational Services Corporation Announces Barry Morrow’s Retirement as Chair of the Board
and Names John Bartholdson as Chair following the 2024 Annual Meeting of Shareholders

PARSIPPANY, N.J., March 15, 2024 – Lincoln Educational Services Corporation (Nasdaq: LINC) today announced that J. Barry Morrow has notified the Company’s Board of Directors of his decision not to stand for re-election at the Company’s 2024 Annual Meeting of Shareholders.  Mr.  Morrow joined the Board in 2006 and currently serves as non-executive Chair of the Board.

The Company also announced that the Board of Directors had selected current Board member John A. Bartholdson to succeed Mr. Morrow as the next Chair of the Board following the 2024 Annual Meeting of Shareholders to be held in May.  Mr. Bartholdson has been a member of the Board of Directors since 2019.

“The Board of Directors is extremely grateful to Barry for his leadership and dedication to this Company for all of these years and thanks him for his guidance, knowledge and insights which have been significant and meaningful,” said Scott M. Shaw, President, Chief Executive Officer and a member of the Board of Directors.  “We wish Barry well in his retirement and future endeavors and now look forward to supporting John Bartholdson as he transitions into the Chair position.”

Mr. Morrow said, “I am honored to have served on Lincoln’s Board of Directors for these nearly 18 years and as Chair since 2015. I am thankful to have had the opportunity to serve with so many other dedicated individuals over these years and share their optimism for Lincoln going forward.  John Bartholdson, who is succeeding me as Chair, together with the Board and management team, are well positioned to meet the challenges ahead and capitalize on opportunities for growth and a bright future for Lincoln.”

John Bartholdson joined in saying, “It has been an honor to serve with Barry and to be named as his successor and I thank the Board for its confidence in me.  I am looking forward to taking on the role of Chair at this exciting time for Lincoln as the Company continues to execute on its growth strategy.”

ABOUT LINCOLN EDUCATIONAL SERVICES CORPORATION

Lincoln Educational Services Corporation is a leading provider of diversified career-oriented post-secondary education. Lincoln offers recent high school graduates and working adults career-oriented programs in five principal areas of study: automotive technology, health sciences, skilled trades, business and information technology, and hospitality services. Lincoln has provided the workforce with skilled technicians since its inception in 1946. Lincoln currently operates 22 campuses in 13 states under 4 brands: Lincoln College of Technology, Lincoln Technical Institute, Lincoln Culinary Institute and Euphoria Institute of Beauty Arts and Sciences. For more information, please go to www.lincolntech.edu.

Forward-Looking Statements

Statements in this press release and in oral statements made from time to time by representatives of Lincoln Educational Services Corporation regarding Lincoln’s business that are not historical facts, including those made in a conference call, may be “forward-looking statements” as that term is defined in the federal securities law. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Generally, these statements relate to business plans or strategies and projections involving anticipated revenues, earnings, or other aspects of the Company’s operating results. Such forward-looking statements include the Company’s current belief that it is taking appropriate steps regarding the pandemic and that student growth will continue. The Company cautions you that these statements concern current expectations about the Company’s future performance or events and are subject to a number of uncertainties, risks, and other influences, many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projects upon which the statements are based including, without limitation, impacts related to the COVID-19 pandemic or other epidemics or pandemics; our failure to comply with the extensive regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals in connection with acquisitions or a change of control of our Company; our success in updating and expanding the content of existing programs and developing new programs for our students in a cost-effective manner or on a timely basis; risks associated with changes in applicable federal laws and regulations; uncertainties regarding our ability to comply with federal laws and regulations, such as the 90/10 rule and prescribed cohort default rates; risks associated with the opening of new campuses; risks associated with integration of acquired schools; industry competition; our ability to execute our growth strategies; conditions and trends in our industry; general economic conditions; and other factors discussed in the “Risk Factors” section of our Annual Reports and Quarterly Reports filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to publicly revise or update any forward-looking statements, whether as a result of new information, future events or otherwise after the date hereof.

Contact:

Lincoln Educational Services Corporation

Brian Meyers, CFO
973-736-9340
bmeyers@lincolntech.edu